Exhibit 10.3

August 3, 2023

Parag S. Shah

Re: Separation Agreement

Dear Parag:

The purpose of this letter agreement (this “Agreement”) is to set forth the terms of your transition and separation from Bellerophon Therapeutics, Inc. (the “Company”).

You may take up to forty-five (45) calendar days from the date you receive this Agreement to review it and decide whether to sign it.  If you sign this Agreement and do not rescind your acceptance (as described in Section 9 below), the eighth (8th) day after you sign this Agreement shall be the Effective Date of this Agreement.  As described more fully below, the payment of the Separation Benefits described in this Agreement is contingent on (i) your compliance with the terms of this Agreement; (ii) your completion of the “Transition Period” described in Section 1; (iii) your execution of this Agreement without rescission (as described in Section 9 below); and (iv) your execution without rescission of the Supplemental Release included as Exhibit A no earlier than the Applicable Separation Date (defined below) and no later than forty-five (45) days after the Applicable Separation Date.

1.

Separation of Employment.  Your employment with the Company will end on August 31, 2023 (the “Separation Date”) unless, in the Company’s discretion, your final day of employment is extended beyond August 31, 2023 (the “Alternative Separation Date”) (each as applicable, the “Applicable Separation Date”). In the event the Company extends your final day of employment beyond August 31, 2023, the Alternative Separation Date will operate as your Applicable Separation Date for the purposes of this Agreement.  The period from the date you receive this Agreement (the “Notification Date”) through the Applicable Separation Date is referred to as the “Transition Period”, during which you will continue to be employed by the Company “at-will.” During the Transition Period, you will perform such transition duties as may be reasonably requested by the Company including, but not limited to: (i) coordinating the resolution and shutting down of clinical studies, including accounting for a final disposition of accruals; (ii) providing management support and oversight of ongoing intellectual property activities; (iii) coordinating and supporting licensing and sublicensing arrangements with Baylor BioSciences, Inc.; and (iv) assisting with the facilitation, management, and exploration of any reverse merger opportunities identified by the Company.  You will also continue to receive your base salary presently in effect in accordance with the Company’s regular payroll practices, less all relevant taxes and other withholdings, continue to vest in any options to purchase shares of the Company’s Common Stock under the Company’s 2015 Equity Incentive Plan (the “Plan”), and continue to participate in all employee benefit plans of the Company in which you are currently participating (subject to the terms and conditions of such plans, which may be modified, amended or terminated in the Company’s sole discretion).  You acknowledge and agree that (i) should you provide a notice of resignation or otherwise resign your employment before the Applicable Separation Date; or (ii) should the Company terminate your employment for “Cause” (as defined below) before the Applicable Separation Date, then the Company may accelerate your final day of employment at the Company to the date of either your notice of resignation or the date of the Cause event, and you will not be entitled to, and the Company shall have no obligation to provide, any further pay and benefits during the Transition Period described herein or the Separation Benefits provided for in Section 2 below.  “Cause” as used in this Agreement means your breach or other failure to comply with any Company policy, rule, or directive.  From and after the Applicable Separation Date, you shall not represent yourself as an employee or agent of the Company. You shall receive your final wages for the period ending on the Applicable Separation Date, including any unused, accrued paid time off, less all applicable withholdings and deductions.

2.

Separation Benefits.  In exchange for the promises and release of claims contained herein, and provided that: (i) you have not resigned or been terminated for Cause as described in Section 1 above before the Applicable Separation Date; (ii) you execute and do not rescind your assent to this Agreement (as described in Section 9 below); and (iii) no sooner than the Applicable Separation Date but not later than forty-five (45) days after the Applicable Separation Date, you execute, and do not rescind, the Supplemental Release of Claims set forth as Exhibit A (the “Supplemental Release”), the Company shall provide you with the following (the “Separation Benefits”):

(a)	Separation Pay. A lump-sum payment in the amount of $281,200.00, which represents fifty-two (52) weeks of your current base salary, less all applicable federal, state, local and other legally required or authorized deductions. The Company shall pay the Separation Pay as follows: (i) $140,600 payable in a single lump sum on the Effective Date; and (ii) (A) in the event that your final day of work is on the Separation Date, $140,600 payable in a single lump sum on the first regularly scheduled payroll date following the Supplemental Release Effective Date (as defined in the Supplemental Release); or (B) in the event that your final day of work is on the Alternative Separation Date (1) $70,300 payable in a single lump sum on the first regularly scheduled payroll date following August 31, 2023, and (2) $70,300 payable in a single lump sum on the first regularly scheduled payroll date following the Supplemental Release Effective Date (as defined in the Supplemental Release).

(b)	Health Care Benefit Premium. In the event that you receive Health Care Benefits from the Company, your Health Care Benefits will cease on the last day of the month of your final day of employment with the Company. However, to assist you in maintaining healthcare coverage after such date, and provided you continue your healthcare coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company will continue to contribute on a pre-tax basis to the premium cost of your COBRA premiums for a period of six (6) months following the Applicable Separation Date or, if earlier, until you become eligible to receive health care benefits from another employer.

You agree that the Separation Benefits are something of value and that you are not already entitled to payment of this additional compensation. You acknowledge that except for the Separation Benefit, payment for accrued paid time off (PTO) and your final wages (which shall be paid to you on the first regularly scheduled payroll date following your final day of employment with the Company), you are not now and shall not in the future be entitled to any other compensation from the Company including, without limitation, other wages, commissions, bonuses, vacation pay, holiday pay, paid time off or any other form of compensation or benefit.

3.

Equity. To the extent applicable, the terms and conditions of the Company’s 2015 Equity Incentive Plan (the “Plan”) and any award agreements executed by you pursuant thereto (collectively the “Award Agreements”) are expressly incorporated by reference herein and shall survive the signing of this Agreement.  Any unvested or outstanding stock options or other equity incentives under the Plan or Award Agreements shall immediately lapse and be forfeited without consideration as of the Applicable Separation Date, provided that, subject to the terms of the Plan, you may exercise your vested options as of the Applicable Separation Date, if any, within three (3) months following the Applicable Separation Date. Following the Applicable Separation Date, you shall not have any right to acquire or vest in any form of equity under the Plan or Award Agreements, and there shall be no acceleration of vesting of any unvested stock options, unvested shares of restricted stock or other equity incentives under the Plan or Award Agreements.

4.

COBRA Benefits.  Regardless of whether you sign the Agreement, you shall have the right to elect to continue your medical and dental benefits pursuant to the terms and conditions of COBRA. Your eligibility for benefits under COBRA, the amount of such benefits, and the terms and conditions of such benefits, shall be determined by COBRA statutory and regulatory guidelines.

5.

Unemployment Benefits.   By virtue of your separation of employment, you shall be entitled to apply for unemployment benefits. The determination of your eligibility for such benefits (and the amount of benefits to which you may be entitled) shall be made by the appropriate state agency pursuant to applicable state law.  The Company will not contest any claim for unemployment benefits by you.

6.

Return of Property, Confidentiality, Non-Disparagement, and Related Matters.  Subject to your preserved rights in Section 6(g) and Section 7(b), which shall apply at all times, you acknowledge and agree to the following:

(a)	As of the Applicable Separation Date, you will have returned to the Company all Company documents (and any copies, duplicates, or replicas thereof), and property, including, without limitation, the laptop computer that was provided to you by the Company during your employment, and you shall abide by any and all common law and statutory obligations relating to protection and non-disclosure of the Company’s trade secrets and confidential and proprietary documents and information.
(b)	In the event that you receive an order, subpoena, request, or demand for disclosure of the Company’s trade secrets and/or confidential and proprietary documents and information from any court or governmental agency, or from a party to any litigation or administrative proceeding, you shall as soon as reasonably possible and prior to disclosure notify the Company of same, in order to provide the Company with the opportunity to assert its respective interests in addressing or opposing such order, subpoena, request, or demand.
(c)	All information relating to this Agreement, including the terms and amount of financial consideration provided for in this Agreement, shall be held confidential by you and shall not be publicized or disclosed to any third party, provided that (i) disclosure may be made to an immediate family member, legal counsel or financial advisor who agrees to be bound by these confidentiality obligations, and (ii) disclosure may be made to any government agency as mandated or permitted by state or federal law.
(d)	To the extent you executed an Employee Confidentiality, Non-Solicitation, Non-Competition, and Work Product Assignment Agreement with the Company (the “Confidentiality Agreement”) and signed the Company Employee Handbook, you shall honor and abide by the terms and provisions of the Confidentiality Agreement and Employee Handbook, the terms of which shall survive the termination of your employment with the Company.
(e)	You represent and agree that you have not made, and will not make, any statements that are disparaging about, or adverse to, the interests or business of the Company (including its officers, directors, employees, and direct or indirect shareholders), including, without limitation, any statements that disparage any person, product, service, finances, financial condition, capability or any other aspect of the business of the Company (including its officers, directors, employees, and direct or indirect shareholders).
(f)	Your breach of any of the foregoing covenants by you shall constitute a material breach of this Agreement and shall relieve the Company of any further obligations hereunder and, in addition to any other legal or equitable remedy available to the Company, shall entitle the Company to recover any Separation Benefit already paid to you pursuant to this Agreement.
(g)	This Agreement is intended to be exempt from or satisfy, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), including current and future guidance and regulations interpreting such provisions, and it should be interpreted accordingly. Notwithstanding the foregoing, the Company does not guarantee that any payment hereunder complies with or is exempt from Section 409A of the Code and neither the Company, nor its executives, directors, officers, employees or affiliates shall have any liability with respect to any failure of this Agreement to comply with or be exempt from Section 409A of the Code. Each payment made under this Agreement will be treated as a separate payment for purposes of Section 409A of the Code and the right to a series of installment payments under this Agreement is to be treated as a right to a series of separate payments.
(h)	Notwithstanding the foregoing, nothing in this Section 6 prohibits or otherwise restricts you from the following: (i) initiating, testifying, assisting, complying with a subpoena from, or participating in any manner with an investigation conducted by a Governmental Agency, including without limitation, with respect to any unfair labor practice charge; (ii) making any disclosures mandated by state or federal law, or participating in an investigation with a Governmental Agency, or providing documents or information to a Governmental Agency, if requested by the agency to do so (iii) filing or disclosing any facts necessary to receive unemployment insurance, Medicaid, or other public benefits to which you may be entitled; (iv) discussing or disclosing information about unlawful acts in or related to the workplace, including, but not limited to discrimination, harassment, sexual assault, and retaliation, wage and hour violations, conduct that is against a clear mandate of public policy, or any other conduct you have reason to believe is unlawful; (v) engaging in protected activities under Section 7 of the National Labor Relations Act (“NLRA”), including filing unfair labor practice charges, assisting Company employees in filing unfair labor practice charges, discussing the improvement of terms and conditions of employment (including regarding the terms of this Agreement) with former and current Company employees or union representatives or other third parties for the purpose of engaging in concerted activity under Section 7 of the NLRA; or (vi) making any necessary disclosures as otherwise required by law.
7.	Your Release of Claims.
(a)

You agree and acknowledge that by signing this Agreement and accepting the Separation Benefits, and for other good and valuable consideration provided for in this Agreement, you are waiving and releasing your right to assert any form of legal claim against the Company1/ whatsoever for any alleged action, inaction or circumstance existing or arising from the beginning of time through the date you sign this Agreement (the “Execution Date”).  Your waiver and release is intended to bar any form of legal claim, charge, complaint or any other action (jointly referred to as “Claims”) against the Company seeking any form of relief including, without limitation, equitable relief, the recovery of any damages, or any other form of monetary recovery (including, without limitation, back pay, front pay, compensatory damages, emotional distress damages, punitive damages, attorneys’ fees and any other costs), for any alleged action, inaction or circumstance existing or arising through the Execution Date. Without limiting the generality of the foregoing, you waive and release the Company from any waivable Claim arising from or related to your employment relationship with the Company through the Execution Date including, without limitation:

(i)

Claims under any New Jersey or any other state or federal employment related statute, regulation or executive order (as amended through the Execution Date) relating to any terms and conditions of employment,  fair employment practices, discrimination, wages or hours, or any  other employment related statute, regulation or executive order (as amended through the Execution Date), including but not limited to the Age Discrimination in Employment Act and Older Workers Benefit Protection Act, the Civil Rights Acts of 1866 and 1871 and Title VII of the Civil Rights Act of 1964 and the Civil

1/For purposes of this Section 7, the “Company” means Bellerophon Therapeutics and its  current and former divisions, affiliates, parents, subsidiaries and related entities, and its and their respective current and former insurers, owners, shareholders, partners, directors, officers, employees, trustees, agents, successors and assigns.

Rights Act of 1991, the Equal Pay Act, the Genetic Information Non-Discrimination Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Equal Pay Act, the Lily Ledbetter Fair Pay Act, the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973, the National Labor Relations Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974, COBRA, the Worker Adjustment and Retraining Notification Act, the Fair Labor Standards Act, the New Jersey Law Against Discrimination, the New Jersey Family Leave Act, the New Jersey Wage Payment Law, the New Jersey Wage and Hour Law, the New Jersey Equal Pay Act, the New Jersey Security and Financial Empowerment Act, the New Jersey Opportunity to Compete Act, the New Jersey Family Leave Insurance provisions of the New Jersey Temporary Disability Benefits Law, the New Jersey Earned Sick Leave Law, the New Jersey WARN Act, retaliation claims under the New Jersey Workers’ Compensation Law, and any similar New Jersey or other state or federal statute. Please note that this Section 7 specifically includes a waiver and release of Claims that you have or may have regarding payments or amounts covered by these statutes, regulations or orders (including, for instance, hourly wages, salary, overtime, minimum wages, commissions, vacation pay, holiday pay, sick leave pay, dismissal pay, bonus pay or severance pay), as well as Claims for retaliation under these statutes, regulations or orders.

(ii)

Claims under any New Jersey or any other state or federal common law theory, including, without limitation, wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of a covenant of good faith and fair dealing, termination in violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, promissory estoppel, fraudulent inducement, invasion of privacy, misrepresentation, deceit, fraud or negligence or any claim to attorneys’ fees under any applicable statute or common law theory of recovery.

(iii)

Claims under any Company employment, compensation, bonus, benefit, stock option, incentive compensation, restricted stock, and/or equity plan, program, policy, practice or agreement, including, without limitation, the Option Agreement and the Plan.

(iv)	Any other Claim arising under other local, state or federal law.
(b)

Notwithstanding the foregoing, this Section 7 does not: (i) release the Company from any obligation expressly set forth in this Agreement; (ii) waive or release any legal claims which you may not waive or release by law, including obligations under workers’ compensation laws; or (iii) prohibit you from (i) filing a charge with, or participating in or assisting with an investigation or proceeding conducted by, any governmental, regulatory and/or administrative entity or agency (including the Securities Exchange Commission, the Equal Employment Opportunity Commission, and/or OSHA); (ii) filing and, including as provided for under Section 21F of the Securities Exchange Act of 1934 (and Regulation 21F thereunder), maintaining the confidentiality of, a claim with a governmental, regulatory and/or administrative entity or agency that is responsible for enforcing a law; or (iii) providing truthful information to a governmental, regulatory and/or administrative entity or agency, or court, in response to compulsory legal process or as otherwise required by law or legal process or as permitted by Section 21F of the Securities Exchange Act of 1934 (or Regulation 21F thereunder); provided, however, you waive the right to recover any personal damages or other personal relief based on any claim, cause of action, demand, lawsuit or similar that is waived pursuant to this Agreement and brought by you or on your behalf by any third party, including as a member of any class or collective action, except that you do not waive any right to receive and fully retain any monetary award from a government-administered whistleblower award program for providing information to a government agency, including but not limited to damages or relief that may be available to Employee pursuant to such a program under the Securities Exchange Act of 1934.

(c)

You acknowledge and agree that any obligation of the Company to provide you with the Separation Benefits is expressly conditioned on your execution of this Agreement without rescission and your execution of the Supplemental Release without rescission (as described in Exhibit A), both of which include a general release of claims.

8.

Reference Requests.  To the extent the Company receives any reference request for you from a prospective employer, the Company shall only provide dates of employment and last position held, and shall not otherwise characterize or discuss the nature of or circumstances surrounding your separation from employment from the Company.

9.	ADEA/OWBPA Review and Rescission Period. You acknowledge and agree that:
o	You are over the age of 40 and have specific rights under the Age Discrimination in Employment Act (“ADEA”) and the Older Workers Benefit Protection Act (the “OWBPA”), which prohibit discrimination on the basis of age.
o	You have been encouraged and given the opportunity to consult with legal counsel before signing this Agreement, and have had the opportunity to review this Agreement with counsel of your choice.
o	You have been provided with forty-five (45) calendar days (which includes the period between the Notification Date and your Applicable Separation Date), in which to consider and accept the terms of this Agreement by signing below and returning it to Peter Fernandes. You have been afforded sufficient time to understand the terms of this Agreement, and you understand that the Agreement is valid, binding, and enforceable.
o	Your agreements herein are made voluntarily, knowingly and without duress, and the Company has not made any representations inconsistent with this Agreement.
o	You agree that any modifications, material or otherwise, made to this Agreement do not and shall not restart or affect in any manner whatsoever, the original 45-day review period.
o	You may rescind your assent to this Agreement if, within seven (7) calendar days after you sign this Agreement, you deliver by hand or send by mail (certified, return receipt and postmarked within such 7 calendar day period), a notice of rescission to Naseem Amin. The eighth (8th) day following your execution of this Agreement without rescission is the “Effective Date.”
o	Because you are being terminated with a group of other employees, and consistent with the relevant provisions of the OWBPA and ADEA, you are being provided with certain additional information, including job titles and ages of other employees in your decisional unit who were, or were not, separated from employment and offered a separation agreement, and such list is annexed to this Agreement as Exhibit B.

10.

General.  No modifications hereof shall be deemed valid unless reduced to writing and signed by the parties hereto. The failure of the Company to seek enforcement of any provision of this Agreement in any instance or for any period of time shall not be construed as a waiver of such provision or of the Company’s right to seek enforcement of such provision in the future.  The provisions of this Agreement are severable, and if for any reason any part hereof shall be found to be unenforceable, the remaining provisions shall be enforced in full. This Agreement shall be deemed to have been made in New Jersey and shall be governed by and construed in accordance with the laws of New Jersey, without giving effect to conflict of law principles.  You and the Company agree that any action, demand or claim relating to the terms of this Agreement, or to its breach, shall be commenced in New Jersey in a court of competent jurisdiction, and that venue for such actions shall lie exclusively in New Jersey. You acknowledge and agree that, other than the Confidentiality Agreement, which is expressly incorporated herein by reference and stated as surviving the signing of this Agreement, this Agreement supersedes any and all prior or contemporaneous oral and written agreements between you and the Company, and sets forth the entire agreement between you and the Company.

This Agreement may be signed in one or more copies, each of which when signed shall be deemed to be an original, and all of which together shall constitute one and the same Agreement. If the foregoing correctly sets forth our understanding, please sign, date and return the enclosed copy of this Agreement to Peter Fernandes, within forty-five (45) calendar days. Additionally, and as noted above (and described in Exhibit A), the Company is under no obligation to provide you with the Separation Benefits set forth in this Agreement unless and until you execute, without rescission, the Supplemental Release, which you may execute no earlier than the Applicable Separation Date but no later than forty-five (45) days following the Applicable Separation Date.

Sincerely,

BELLEROPHON THERAPEUTICS

By:	/s/ Naseem Amin
Date:	08/03/2023

Agreed and Acknowledged:

Parag S. Shah

By:	/s/ Parag S. Shah
Date:	08/03/2023

EXHIBIT A

SUPPLEMENTAL RELEASE

INSTRUCTIONS: DO NOT EXECUTE ANY EARLIER THAN THE SEPARATION DATE

In consideration of the benefits and covenants set forth in the Separation Agreement (the “Agreement”) you entered into with Bellerophon Therapeutics (the “Company”), and more particularly the Separation Benefits set forth in Section 2 of the Agreement, and for other good and valuable consideration, you, Parag S. Shah, on behalf of yourself and your heirs, executors, administrators, successors and assigns, hereby agree and acknowledge as follows:

(a)

You agree and acknowledge that by signing this Supplemental Release and accepting the Separation Benefit, and for other good and valuable consideration provided for in the Agreement, you are waiving and releasing your right to assert any form of legal claim against the Company2/ whatsoever for any alleged action, inaction or circumstance existing or arising from the beginning of time through the date you sign this Supplemental Release (the “Supplemental Release Execution Date”).  Your waiver and release is intended to bar any form of legal claim, charge, complaint or any other action (jointly referred to as “Claims”) against the Company seeking any form of relief including, without limitation, equitable relief, the recovery of any damages, or any other form of monetary recovery (including, without limitation, back pay, front pay, compensatory damages, emotional distress damages, punitive damages, attorneys’ fees and any other costs), for any alleged action, inaction or circumstance existing or arising through the Execution Date. Without limiting the generality of the foregoing, you waive and release the Company from any waivable Claim arising from or related to your employment relationship with the Company through the Execution Date including, without limitation:

(i)

Claims under any New Jersey or any other state or federal employment related statute, regulation or executive order (as amended through the Execution Date) relating to any terms and conditions of employment,  fair employment practices, discrimination, wages or hours, or any  other employment related statute, regulation or executive order (as amended through the Execution Date), including but not limited to the Age Discrimination in Employment Act and Older Workers Benefit Protection Act, the Civil Rights Acts of 1866 and 1871 and Title VII of the Civil Rights Act of 1964 and the Civil Rights Act of 1991, the Equal Pay Act, the Genetic Information Non-Discrimination Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Equal Pay Act, the Lily Ledbetter Fair Pay Act, the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973, the National Labor Relations Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974, COBRA, the Worker Adjustment and Retraining Notification Act, the Fair Labor Standards Act, the New Jersey Law Against Discrimination, the New Jersey Family Leave Act, the New Jersey Wage Payment Law, the New Jersey Wage and Hour Law, the New Jersey Equal Pay Act, the New Jersey Security and Financial Empowerment Act, the New Jersey Opportunity to Compete Act, the New Jersey Family Leave Insurance provisions of the New Jersey Temporary Disability Benefits Law, the New Jersey Earned Sick Leave Law, the New Jersey WARN Act, retaliation claims under the New Jersey Workers’ Compensation Law, and any similar New Jersey or other state or federal statute. Please note that this Section 7 specifically includes a waiver and release of Claims that you have or may have regarding payments or amounts covered by these statutes, regulations or orders (including, for instance, hourly wages, salary, overtime, minimum wages, commissions, vacation pay, holiday pay, sick leave pay, dismissal pay, bonus pay or severance pay), as well as Claims for retaliation under these statutes, regulations or orders.

(ii)

Claims under any New Jersey or any other state or federal common law theory, including, without limitation, wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of a covenant of good faith and fair dealing, termination in violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, promissory estoppel, fraudulent inducement, invasion of privacy, misrepresentation, deceit, fraud or negligence or any claim to attorneys’ fees under any applicable statute or common law theory of recovery.

(iii)

Claims under any Company employment, compensation, bonus, benefit, stock option, incentive compensation, restricted stock, and/or equity plan, program, policy, practice or agreement, including, without limitation, the Option Agreement and the Plan.

(iv)	Any other Claim arising under other local, state or federal law.
(b)

Notwithstanding the foregoing, this Supplemental Release does not: (i) release the Company from any obligation expressly set forth in the Agreement; (ii) waive or release any legal claims which you may not waive or release by law, including obligations under

2/For purposes of this Section 7, the “Company” means Bellerophon Therapeutics and its current and former divisions, affiliates, parents, subsidiaries and related entities, and its and their respective current and former insurers, owners, shareholders, partners, directors, officers, employees, trustees, agents, successors and assigns.

workers’ compensation laws; or (iii) prohibit you from (i) filing a charge with, or participating in or assisting with an investigation or proceeding conducted by, any governmental, regulatory and/or administrative entity or agency (including the Securities Exchange Commission, the Equal Employment Opportunity Commission, and/or OSHA); (ii) filing and, including as provided for under Section 21F of the Securities Exchange Act of 1934 (and Regulation 21F thereunder), maintaining the confidentiality of, a claim with a governmental, regulatory and/or administrative entity or agency that is responsible for enforcing a law; or (iii) providing truthful information to a governmental, regulatory and/or administrative entity or agency, or court, in response to compulsory legal process or as otherwise required by law or legal process or as permitted by Section 21F of the Securities Exchange Act of 1934 (or Regulation 21F thereunder); provided, however, you waive the right to recover any personal damages or other personal relief based on any claim, cause of action, demand, lawsuit or similar that is waived pursuant to this Agreement and brought by you or on your behalf by any third party, including as a member of any class or collective action, except that you do not waive any right to receive and fully retain any monetary award from a government-administered whistleblower award program for providing information to a government agency, including but not limited to damages or relief that may be available to Employee pursuant to such a program under the Securities Exchange Act of 1934.

(c)

You acknowledge and agree that any obligation of the Company to provide you with the Separation Benefits in the Agreement is expressly conditioned on your execution of this Supplemental Release without rescission, which includes the general release of claims above.

(d)

By signing of this Supplemental Release, the provisions of Section 7 of the Agreement shall be deemed to cover any Claims which you have, may have had, or thereafter may have existing or occurring at any time on or before the date on which you sign this Supplemental Release.

(e)

If this Supplemental Release is not signed within forty-five (45) calendar days following your Applicable Separation Date, then the Company shall have no obligation to pay the Separation Benefits, but your prior release of claims under Section 7 of the Agreement shall remain in full force and effect through the date of your signing of the Agreement.

(f)	By signing this Supplemental Release, you acknowledge and agree that:
o	You are over the age of 40 and have specific rights under the Age Discrimination in Employment Act (“ADEA”) and the Older Workers Benefit Protection Act (the “OWBPA”), which prohibit discrimination on the basis of age.
o	You have been encouraged and given the opportunity to consult with legal counsel before signing this Supplemental Release, and have had the opportunity to review this Supplemental Release with counsel of your choice.
o	You have been provided with forty-five (45) calendar days following your Applicable Separation Date in which to consider and accept the terms of this Supplemental Release by signing below and returning it to Naseem Amin at the address listed herein. You have been afforded sufficient time to understand the terms of this Supplemental Release, and you understand that the Supplemental Release is valid, binding, and enforceable.
o	Your agreements herein are made voluntarily, knowingly and without duress, and the Company has not made any representations inconsistent with this Supplemental Release.
o	You agree that any modifications, material or otherwise, made to this Supplemental Release do not and shall not restart or affect in any manner whatsoever, the original 45-day review period.
o	You may rescind your assent to this Supplemental Release if, within seven (7) calendar days after you sign this Supplemental Release, you deliver by hand or send by mail (certified, return receipt and postmarked within such 7 calendar day period), a notice of rescission to Naseem Amin. The eighth (8th) day following your execution of this Supplemental Release without rescission is the “Supplemental Release Effective Date.”

Agreed and Acknowledged:

Signature:
Print Name:
Date: